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                                                                    EXHIBIT 10.7

Third Revision to Engagement Letter dated March 21, 2000 between the Company and ICE Holdings North America, L.L.C. dated December 22, 2000


22 December 2000

Andrew Smith,
ICE Securities North America LLC,
13th Floor - 645 Madison Ave.,
New York, NY, 10022

Dear Andrew:

Re: Issuance of Warrants - Third Amendment to our letter agreement of March 21, 2000 (the "Letter Agreement")

Thank you for all of your work in arranging for Meditor to invest an additional $2,000,000 in PCsupport.com. Receipt of these funds marks the completion of the Institutional Round described in the Letter Agreement.

In recognition of your services and efforts, we agree to amend item E of the Letter Agreement as follows:

   1. Of the second tranche of 250,000 warrants which we agreed to issue to ICE upon completion of the Institutional Round, all 250,000 warrants will be priced at $1.00.

   2. Of the first tranche of 250,000 warrants issued pursuant to the Institutional Round, the warrants will remain priced at amounts between $1.00 and $1.50, as detailed in the Second Amendment to the Letter Agreement dated November 28, 2000.

All defined terms used in this letter that are not defined herein shall have the meaning ascribed to them in the Letter Agreement.

Andrew, if this is acceptable to you, please indicate your approval by signing below and returning to me.

Sincerely,

    /s/ David W. Rowat
  -----------------------

David W. Rowat,
Vice President and CFO